77.C)
Copy of Notice of Meeting, Proxy Statement and Proxy Card was filed by the Registrant - Incorporated by reference as DEF 14a on December 10, 1997 - File Nos. 2-48227 and 811-2383).

77.I)
	In 1996, the Fund issued a new class of shares, Adviser Class shares. Adviser Class shares, along with Class A, Class B, Class C shares each represent an interest in the same portfolio of investments of the Fund, have the same rights and are identical in all respects, except that (i)Class A shares bear the expense of the initial sales charge (or contingent deferred sales charge, when applicable) and Class B and Class C shares bear the expense of the deferred sales charge, (ii) Class B shares and Class C shares each bear the expense of a higher distribution services fee than that borne by Class A shares, and Advisor Class shares do not bear such a fee, (iii) Class B and Class C shares bear higher transfer agency costs than that borne by Class A and Advisor Class shares; (iv) each of Class A, Class B and Class C has exclusive voting rights with respect to provisions of the Rule 12b-1 Plan pursuant to which its distribution services fee is paid and other matters for which separate class voting is appropriate under applicable law, provided that, if the Fund submits to a vote of the Class A shareholders, an amendment to the Rule 12b-1 Plan that would materially increase the amount to be paid thereunder with respect to the Class A shares, then such amendment will also be submitted to the Class B and Advisor Class shareholders and the Class A, the Class B and the Advisor Class shareholders will vote separately by class; and (v) Class B and Advisor Class shares are subject to a conversion feature. Each class has different exchange privileges and certain different shareholder service options available.

77.Q1

	  (1)(a)	Copy of Articles of Incorporation of the Registrant -
Incorporated by reference (filed as Exhibit 1(a) to Post-Effective
Amendment No. 65 of Registration Statement on Form N-1A, filed October
31, 1997 - File Nos. 2-48227 and 811-2383).

	  (1)(b)	Articles Supplementary to the Articles of
Incorporation of the Registrant -. Incorporated by reference (filed as Exhibit 1(b) to Post-Effective Amendment No. 65 of Registration
Statement on Form N-1A, filed October 31, 1997 - File Nos. 2-48227 and
811-2383).

	  (1)(c)	Articles Supplementary to the Articles of
Incorporation of the Registrant - Incorporated by reference (filed as Exhibit 1(c) to Post-Effective Amendment No. 65 of Registration
Statement on Form N-1A, filed October 31, 1997 - File Nos. 2-48227 and
811-2383).

	(1)(d)	Articles of Amendment to the Articles of -
Incorporation of the Registrant Incorporated by reference (filed as Exhibit 1(d) to Post-Effective Amendment No. 65 of Registration
Statement on Form N-1A, filed October 31, 1997 - File Nos. 2-48227 and
811-2383).

	  (2)	Copy of existing By-Laws of the Registrant - Incorporated by reference (filed as Exhibit 2 to Post-Effective Amendment No. 65 of Registration Statement on Form N-1A, filed October 31, 1997 - File Nos. 2-48227 and 811-2383).

Copy of Investment Advisory Agreement between the Registrant and
Alliance Capital Management L.P. - Incorporated by reference (filed as
Exhibit 5 to Post-Effective Amendment No. 65 of Registration Statement on Form N-1A, filed October 31, 1997 - File Nos. 2-48227 and 811-2383).